                                                                    EXHIBIT 4.17

                                 FIRST AMENDMENT

                  FIRST AMENDMENT dated as of December 13, 2002 (this "Amendment"), to the CREDIT AGREEMENT, dated as of December 20, 2001, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CANADA INC., a Canadian corporation, COLLINS & AIKMAN PLASTICS, LTD., a Canadian corporation, COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as syndication agent, DEUTSCHE BANK SECURITIES INC. (formerly known as DEUTSCHE BANC ALEX. BROWN INC.) and MERRILL LYNCH CAPITAL CORPORATION, as co-documentation agents, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent"), and J.P. MORGAN BANK CANADA, a Canadian chartered bank, as Canadian administrative agent.

                  WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrowers; and

                  WHEREAS the Company has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

                  2. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a) the definition of "Capital Expenditures" is hereby amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing and any contrary provision herein, to the extent that the Borrowers or any Restricted Subsidiary purchases, leases or otherwise acquires assets from any person in a manner which would be subject to Section 6.08 and, but for the first parenthetical herein, would constitute a Capital Expenditure, Holdings may elect to treat the expenditure for such transaction as a Capital Expenditure and such expenditure shall be deemed to be a Capital Expenditure and shall not be subject to the restrictions of Section 6.08."

                  (b) the definition of "EBITDA" is hereby amended (but not for purposes of determining the Applicable Margin) by deleting "$25,000,000" in clause (xii) thereof and substituting "$55,000,000" in its place.

                  (c) the definition of "Excluded Collateral" is hereby amended by deleting clause (v) thereof and adding the following in its place:

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                           "(v) accounts receivable, related security,
                  collections and proceeds with respect thereto sold, or purported to be sold, pursuant to a Permitted Receivables Financing (but only for so long as such accounts receivable, related security, collections and proceeds are subject to a Permitted Receivables Financing);"

                  (d) the definition of "Foreign Subsidiary Letter of Credit" is hereby amended by inserting the following language before the clause "or the Brazilian Subsidiary" at the end thereof:

                           ", except to the extent that Indebtedness has been
                  incurred under clause (viii) of Section 6.01(c),".

                  (e) the definition of "Prepayment Event" is hereby amended by deleting the word "and" which precedes clause (ii) thereof and adding the following at the end of clause (ii) and before the proviso clause:

                           "and (iii) any arrangement or transaction entered
                  into in accordance with clause (d) of Section 6.06."

                  3. Amendment to Section 2.19. Section 2.19(a) of the Credit Agreement is hereby amended by replacing the phrase "the Letter of Credit Exposure in respect of Indebtedness of the Brazilian Subsidiary shall not exceed $30,000,000 and" in clause (i)(y) thereof with the following phrase "the Letter of Credit Exposure in respect of Indebtedness of the Brazilian Subsidiary shall not exceed an amount equal to $30,000,000 less the amount of any Indebtedness incurred under clause (viii) of Section 6.01(c) and".

                  4. Amendments to Section 5.

                  (a) Section 5.04(a)(ii) of the Credit Agreement is hereby amended by (i) adding the phrase "and Waterstone Insurance Inc." immediately following the phrase "Carcorp., Inc." therein; (ii) deleting the word "is" immediately following the phrase "Carcorp., Inc." and adding the word "are" in its place and (iii) deleting the phrase "Unrestricted Subsidiary" therein and adding the phrase "Unrestricted Subsidiaries" in its place.

                  (b) Section 5.04(b)(ii) of the Credit Agreement is hereby amended by (i) adding the phrase "and Waterstone Insurance Inc." immediately following the phrase "Carcorp., Inc." therein; (ii) deleting the word "is" immediately following the phrase "Carcorp., Inc." and adding the word "are" in its place and (iii) deleting the phrase "Unrestricted Subsidiary" therein and adding the phrase "Unrestricted Subsidiaries" in its place.

                  5. Amendments to Section 6.01.

                  (a) Section 6.01(a) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

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                  "; provided that the amount permitted under the preceding
         clauses (ii) and (iv) (to the extent relating to clause (ii)) shall be reduced by the amount of any Indebtedness incurred under clause (viii) of Section 6.01(c)" ;"

                  (b) Section 6.01(c) of the Credit Agreement is hereby amended by deleting clauses (iv) through (vi) thereof in their entirety and adding the following in its place:

                  "(iv) any Foreign Restricted Subsidiary to the Company or to any Domestic Restricted Subsidiary in a net aggregate principal amount not at any time in excess of $150,000,000 and evidenced by one or more Intercompany Notes pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate, (v) Holdings to the Company in an aggregate principal amount not greater than $6,000,000 at any time, (vi) Collins & Aikman Plastics, to any Domestic Restricted Subsidiary in a net aggregate amount principal amount not to exceed $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Guarantee and Collateral Agreement,"

                  (c) Section 6.01(c) of the Credit Agreement is further amended by deleting the semicolon at the end of clause (vii) thereof and adding the following at the end thereof:

                  ",(viii) the Brazilian Subsidiary to the Company or to any Domestic Restricted Subsidiary (which Indebtedness may be loaned by the Company or a Domestic Restricted Subsidiary through a Foreign Restricted Subsidiary of the Company and on-loaned by such Foreign Restricted Subsidiary to the Brazilian Subsidiary) in an aggregate principal amount not at any time in excess of $30,000,000 (exclusive of capitalized interest) and evidenced by one or more of the Intercompany Notes held by the Company or a Domestic Restricted Subsidiary pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate and (ix) any Foreign Restricted Subsidiary to the Company or to any Domestic Restricted Subsidiary representing an Investment permitted to be made as an intercompany loan by the Company and its Domestic Restricted Subsidiaries in such Foreign Restricted Subsidiary pursuant to Sections 6.07 (k), (m), (n) and (o) and the last paragraph of Section 6.07 and evidenced by one or more Intercompany Notes pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate;"

                  6. Amendments to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the word "and" before clause (c) thereof and adding a comma in its place and (ii) adding the following after clause (c) thereof:

                  ", (d) such arrangements or transactions with respect to any of the real property of the Borrowers or any of the Restricted Subsidiaries located at 199 Blackhawk Road, Greenville, South Carolina and at 900 Queen Street, Ganonque, Ontario K7G 2W7 so long as the Net Proceeds thereof are used to prepay the Term Loans in accordance with
         Section 2.12(g)(i) as though such arrangements or transactions constitute Prepayment

         Events; and (e) any such arrangements or transactions (with respect to property not constituting Collateral or, if constituting Collateral, property that remains as Collateral) solely between wholly owned Foreign Restricted Subsidiaries or solely between wholly owned Domestic Restricted Subsidiaries (other than any Domestic Restricted Subsidiaries that are not Guarantors)."

                  7. Amendments to Section 6.07.

                  (a) Section 6.07(d) of the Credit Agreement is hereby amended by deleting such Section in its entirety and adding the following in its place:

                  "(d) intercompany loans permitted to be incurred as Indebtedness under Sections 6.01 (c) (other than clause (viii) thereof) and (r) and Guarantees permitted under Section 6.01;"

                  (b) Section 6.07(j) of the Credit Agreement is hereby amended deleting the phrase immediately preceding the first comma in its entirety and adding the following in its place:

                  "Investments to the extent that the consideration therefor is capital stock of Holdings and/or"

                  (c) Section 6.07(k) of the Credit Agreement is hereby amended by deleting such Section in its entirety and adding the following in its place:

                  "(k) other Investments, including joint ventures and Investments in Unrestricted Subsidiaries, provided that the consideration for all such Investments (whether cash or property as valued at the time of such Investment, but excluding any capital stock of Holdings or the proceeds thereof) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $50,000,000 in the aggregate;"

                  (d) Section 6.07 of the Credit Agreement is further amended by
(i) deleting the word "and" at the end of clause (l) thereof, (ii) deleting the period at the end of clause (m) thereof and adding a semicolon in its place and
(iii) inserting the following below clause (m):

                  "(n) the acquisition by any Restricted Subsidiary of the business of Delphi Corporation and its subsidiaries conducted principally at facilities in Logrono, Spain; La Rioja, Spain; Zaragoza, Spain; and Azambuja, Portugal and related assets, provided that the purchase price for such acquisition (whether cash or property, as valued at the time of such Investment) does not exceed the equivalent of euro 15,000,000 together with the assumed liabilities, subject to purchase price adjustments based upon the assets and/or working capital delivered at closing; and

                  (o) Investments in Foreign Restricted Subsidiaries to the extent necessary to meet statutory capital requirements."

                  (e) The final paragraph of Section 6.07 of the Credit Agreement is amended by deleting the second sentence thereof in its entirety and adding the following in its place:

         "Holdings and its Subsidiaries will not make Investments in the Italian JV or any of its businesses or purchase any Capital Stock of the Italian JV (whether by the purchase of Capital Stock or assets or otherwise) after the Closing Date, except (i) Investments made pursuant to Section 6.07(k), (ii) Investments in the form of a Guarantee of (or letter of credit support for) Indebtedness of the Italian JV as permitted by Section 6.01(a) or (iii) Investments necessary to meet the Italian JV's statutory capital requirements. Notwithstanding anything herein to the contrary, if no Default or Event of Default exists or would exist after giving effect thereto, the Company and the Restricted Subsidiaries may either (i) expend up to $23,140,000 (subject to purchase price adjustments of up to an additional $5,000,000 related to the Italian JV as provided in Section 5.20(c) in the Tac-Trim Purchase Agreement) to purchase Capital Stock of the Italian JV on a basis similar to the put/call arrangements set forth in Section 5.20 of the Tac-Trim Purchase Agreement at the times provided therein (or such earlier times as the Company may agree) if such purchase is accretive to Holdings (i.e., after giving effect to such purchase and the financing thereof, if any, and taking into account, without duplication, Indebtedness and outstanding factoring arrangements of the Italian JV and letters of credit issued for the account of or for the benefit of the Italian JV the pro forma Leverage Ratio of Holdings, calculated in a manner, and taking into account pro forma adjustments, satisfactory to the Administrative Agent, decreases) or (ii) purchase the remaining equity interests in the Italian JV not owned by them for an aggregate purchase price (whether cash or property, as valued at the time thereof, but excluding up to $10,000,000 of existing Indebtedness of the Italian JV) not to exceed $20,000,000."

                  8. Amendment to Section 6.08. Section 6.08(e) of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "and sales or other dispositions of worn-out, obsolete or surplus equipment in the ordinary course of business"

                  9. Amendments to Exhibit A.

                  (a) Exhibit A-7 to the Credit Agreement is hereby amended deleting the phrase "Adjusted LIBO Rate plus five (5) percent" in the first paragraph therein and adding the following in its place:

                  "[Insert interest rate, which interest rate shall be a market-based rate based upon the then prevailing market conditions]"

                  (b) Exhibit A-7 of the Credit Agreement is further amended by deleting the phrase immediately preceding the proviso in third sentence of the second paragraph therein and adding the following in its place:

                  "Payments of interest on this Intercompany Note shall be payable [Insert times when interest is payable] and on the Maturity Date by transfer of immediately available funds to such account of Payee as Payee may designate,"

                  10. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the amendments and waivers contained herein:

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (c) All representations and warranties of each Loan Party set forth in the Loan Documents as amended hereby are true and correct in all material respects.

                  11. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the "Effective Date"):

                  (a) The Administrative Agent shall have received counterparts thereof duly executed and delivered by the Company, Holdings, the Borrowers and the Required Lenders;

                  (b) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document; and

                  (c) The Company shall have paid to the Administrative Agent, in immediately available funds, for the account of each Lender that has delivered (including by telecopy) an executed counterpart of this Amendment to the Administrative Agent or its counsel prior to 5:00 p.m., New York time, on December 13, 2002, an amendment fee in an amount separately agreed to by the Company and such Lender.

                  12. Expenses. The Company agrees to pay or reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent.

                  13. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  (a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the Company, the Canadian Borrowers, Holdings, the Agents, and the Lenders have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                         COLLINS & AIKMAN PRODUCTS CO.


                                         By
                                            --------------------------------
                                            Title:


                                         COLLINS & AIKMAN CORPORATION


                                         By
                                            --------------------------------
                                            Title:


                                         COLLINS & AIKMAN CANADA INC.


                                         By
                                            --------------------------------
                                            Title:


                                         COLLINS & AIKMAN PLASTICS, LTD.


                                         By
                                            --------------------------------
                                              Title:

                                         JPMORGAN CHASE BANK, as
                                            Administrative Agent, Collateral
                                            Agent and as a Lender


                                         By
                                            --------------------------------
                                              Title:

                                         Address for Notices:
                                         270 Park Avenue
                                         New York, NY  10017
                                         Attention:
                                         Telecopy:  (212) 270-


                                         JPMORGAN CHASE BANK, TORONTO
                                            BRANCH, as Canadian
                                            Administrative Agent,
                                            Canadian Collateral Agent
                                            and Canadian Lender


                                         By
                                            --------------------------------
                                              Title:


                                         Address for Notices:
                                         200 Bay Street, Suite 1800
                                         Royal Bank Plaza, South Tower
                                         Toronto, Ontario M5J 2J2
                                         Attention:  Corporate Banking Officer
                                         Telecopy:  (416) 981-9128

                                         Signature page to the First Amendment,
                                         dated as of December 13, 2002, to the
                                         Credit Agreement, dated as of December
                                         20, 2001, among Collins & Aikman
                                         Products Co., Collins & Aikman Canada
                                         Inc., Collins & Aikman Plastics, Ltd.,
                                         Collins & Aikman Corporation, the
                                         financial institutions parties thereto,
                                         the syndication agent and
                                         co-documentation agents named therein,
                                         JPMorgan Chase Bank, as administrative
                                         agent, and J.P. Morgan Bank Canada, as
                                         Canadian administrative agent




                                         --------------------------------------
                                         [Name of Lender]


                                         by    ________________________________
                                               Title: